Exhibit 10.24
LEASE AGREEMENT
(CYPRESS POINT BUSINESS PARK)
     THIS LEASE AGREEMENT (the “Lease”), made as of this 15th day of May, 2000, between HGL PROPERTIES L.P., LTD., a Florida limited partnership (the “Landlord”) with its place of business at 8120 Nations Way, Suite 202, Jacksonville Florida 32256, and NATIONAL MORTGAGE CENTER, LLC, a Delaware limited liability company (the “Tenant”) with its place of business at 8201 Cypress Plaza Drive, Suite 101, Jacksonville, Florida 32256.
W I T N E S E T H:
     The Landlord hereby leases and rents unto the Tenant and the Tenant hereby hires and takes from the Landlord the “Leased Premises” (as defined below), to wit:
     Space designated as Suites 101 through 105, comprising approximately 19,950 square feet, as depicted on Exhibit A attached hereto (the “Leased Premises”) and located at 8201 Cypress Plaza Drive, Jacksonville, Florida 32256, on the real property more particularly described on Exhibit B attached hereto (the “Property”), being a part of the building designated as “Building 8201” (the “Building”), said Building, Property and any other building, improvements and facilities located upon the Property forming a part of the Phase I complex and related facilities (the “Project”) owned by the Landlord and being a part of the entire business park known as Cypress Point Business Park at Cypress Plaza (the “Park”).
     1. Upon the terms and conditions hereof, Tenant agrees to lease and hold the Leased Premises from Landlord and Landlord agrees to lease the Leased Premises to Tenant for a term of sixty (60) months beginning on the “Commencement Date” (as defined in Paragraph 4 below).
     2. Rents.
          (a) Base Rent. Beginning on the Commencement Date and for the first twelve (12) months of this Lease, Tenant shall pay a monthly base rent of $ 1 plus applicable Florida sales tax of $ 2 for a monthly total of $ 3. Thereafter, the base rent shall be increased annually by 4 per cent (4%) per annum, to take effect at each anniversary date of this Lease. Such rent shall be

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paid in lawful money of the United States monthly, in advance and without notice, set off, deduction or demand, to Landlord at Landlord’s notice address set forth in this Lease.
          (b) Additional Rent and Late Charges. Any and all amounts required to be paid by Tenant hereunder except base rent and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be deemed to be additional rent payable as rent reserved hereunder (the “additional rent”).
     In order to defray the additional expenses involved in collecting and handling delinquent payments, Tenant shall pay on demand in addition to any base rent or additional rent due hereunder, a late charge equal to the greater of five per cent (5%) of the base monthly rent or Fifty and No/100 Dollars ($50.00) when any installment of rent is past due more than fifteen (15) days after the due date thereof. Tenant acknowledges that this charge is made to compensate Landlord for additional costs incurred by Landlord as a result of Tenant’s failure to pay when due, and is not a payment for extension of the rent due date. The failure of Landlord to insist upon the payment of late charges, whether isolated or repeated, shall not be deemed a waiver of Landlord’s right to collect such charge for any future delinquencies.
     In the event that this Lease either commences or terminates on a day other than the first or last day of a month, then Tenant shall pay, in advance, base rent for the pro rata portion of said partial month.
          (c) Payment of Operating Costs. In each lease year, in addition to the rentals specified in Paragraph 2 hereof, and as further additional rent, Tenant will pay to Landlord on the first day of each month Tenant’s pro rata share (for purposes of this Lease, the term “pro rata share” shall be equal to the square footage of the Leased Premises as set forth on Page 1 hereof divided by the total leasable square footage of Building 8201 and 8211 and is initially agreed to be 30% of the total Operating Costs) of the estimated annual Operating Costs (as hereinafter defined) of the Project and the common facilities and services of the Park. Based upon Landlord’s most recent estimation of the annual Operating Costs, Tenant’s initial share of such costs for calendar year 2000 will equal $ 5 per square foot, or $ 6 per month, plus applicable Florida Sales tax of $ 7, for a monthly total of $ 8. This figure shall be adjusted not less frequently than annually, on a calendar year basis, based upon Landlord’s reasonable estimate of costs for the next ensuing year.
          (d) “Operating Costs” Defined. For purposes of this paragraph, “Operating Costs” shall mean the total cost and expenses actually incurred by Landlord, whether directly, indirectly,

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or through an owners’ association, in connection with the operation, maintenance and repair of the Project and the common facilities and services of the Park, including, without limitation: (i) ad valorem and real estate taxes and assessments made against the Project; (ii) gardening and landscaping; (iii) the cost of Landlord’s public liability insurance, property damage insurance, fire with extended coverage insurance, rent loss insurance, unemployment insurance, workers compensation insurance and such other premiums for insurance paid by Landlord from time to time; (iv) all Project repairs except those which are the Landlord’s specific monetary obligation pursuant to Paragraph 9(c) hereof; (v) line painting, bumpering, resurfacing and recurbing any portion of the Project, regardless of the cause necessitating the need thereof; (vi) lighting for common areas; (vii) electricity for common areas; (viii) security expenses, if any; (ix) removal of trash, rubbish, garbage and other refuse from the common areas; (x) rental on machinery or equipment used in such maintenance; (xi) the cost of personnel to implement such services, to direct parking and to police or secure the common areas; (xii) property management fees and expenses (it being expressly understood that Landlord may, but is not required to retain or subcontract the property management to one of its subsidiary, parent or sister companies) provided same do not exceed five percent (5%) of gross receipts as applicable to the Leased Premises for the accounting period; (xiii) the costs, including interest amortized over its useful life, of any capital improvement made to the Project by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Project at the time it was constructed; (xiv) the cost, including interest, amortized over its useful life, of the installation of any device or other equipment which improves the operating efficiency of any system within the Leased Premises or of the Project and thereby reduces Operating Costs of the Leased Premises; (xv) all other expenses which would generally be regarded as operation or maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; and (xvi) all real property taxes and special assessments, including dues and assessments by means of deed restrictions and/or currently existing owners associations or their successors, which accrue against the Project during the term of this lease.
     The term “Operating Costs” specifically excludes the following: (i) repairs specifically excluded by Paragraph 9(c) hereof; (ii) repairs, restoration or other work occasioned by fire, wind, the elements, or other casualties; (iii) income and franchise taxes of Landlord; (iv) expenses incurred in the procurement of Tenants, including, without limitation, legal fees and brokerage commissions; (v) leasing commissions, advertising expenses and expenses for renovating space for new Tenants; (vi) interest or principal payments on any mortgage or other indebtedness of Landlord except as specified above; (vii) any depreciation allowance or expense; (viii) Operating Costs which are otherwise the responsibility of Tenant; (ix) expenses which are properly allocable to a specific building in the Project other than the Building; and. (x) expenses for services furnished to other tenants that are beyond those that apply to all tenants of the Project generally. .Except for.the. Landlord’s specific monetary obligations to repair and maintain the Leased Premises as set forth in Paragraph 9(c) and the exclusions from the definition of the term “Operating Costs” set forth above, all of Landlord’s expenses and costs associated with the operation, management, repairs or maintenance of the Project shall be included as Operating Costs, it being the intent of the parties that, except as herein qualified this is a “triple net” lease for the Landlord (presuming one hundred per cent (100%) occupancy).

          (e) Statement of Payment of Expenses. If the term of this Lease begins after January 1 or ends prior to December 31, Tenant’s share of Operating Costs shown on the statement delivered at the end of such year shall be reduced proportionately and paid as aforesaid. Within one hundred twenty (120) days after the close of each calendar year, Landlord shall deliver to Tenant a statement showing in reasonable detail Tenant’s share of the actual Operating Costs for the immediately preceding calendar year. However, Landlord’s failure to make any adjustment contemplated herein or to furnish a statement to Tenant shall not prejudice Landlord’s right to collect the full amounts of additional rent payable hereunder or Tenant’s right to receive a refund of any excess additional rent paid by Tenant. In the event Tenant’s share of such Operating Costs is less than the amount previously anticipated and collected from Tenant by Landlord, Landlord shall refund to Tenant within thirty (30) days after delivery of the statement the difference between Tenant’s estimated and actual share of Operating Costs. Tenant’s share of Operating Costs scheduled for the current calendar year shall be reduced proportionately or, in the event this Lease has terminated, any excess shall be applied to sums owed to Landlord, and if none, then remitted to Tenant within ten (10) days after the end of the one hundred twenty (120) day period. In the event Tenant’s share of such Operating Costs is greater than the amount previously anticipated and collected from Tenant by Landlord, Tenant shall pay to Landlord the difference between the sums paid by Tenant and the sums actually due within ten (10) days of Tenant’s receipt of a statement for said amount from Landlord. Tenant may at its option at reasonable times and upon reasonable notice inspect Landlord’s books and records kept with respect to Operating Costs. Any such inspection shall be made within one hundred eighty (180) days after Landlord furnishes the statement required in this Paragraph and Tenant’s failure to inspect the records and contest the Operating Costs within the one hundred eighty (180) day period shall be deemed a waiver of Tenant’s right to contest the Operating Costs for the time period covered by the statement.
     3. Use and Possession.
          (a) Use. It is understood that the Leased Premises are to be used for general office uses only and no other use is permitted without the prior written consent of Landlord, which consent may be withheld in the absolute discretion of Landlord. Without qualifying the generality of the foregoing, it is specifically understood that no retail use of the Leased Premises shall be permitted and no hazardous substances, toxic wastes, asbestos, or petroleum products will be stored or brought into the Leased Premises except those necessary for the customary maintenance of the Leased Premises provided same are used, stored and disposed of in accordance with all applicable laws, rules, ordinances and regulations.
          (b) Possession. The Landlord agrees to use reasonable efforts to have the Leased Premises completed and ready for possession on or before the Commencement Date barring strikes, insurrection, acts of God and other casualties or unforeseen events beyond the control of the Landlord. If Landlord is unable to give possession of the Leased Premises on the Commencement Date by reason of the holding over of any prior Tenant or Tenants, incomplete construction, or for any other reason excluding the unavailability of funds or financing, or unless the same shall result from causes attributable to the Tenant, an abatement or diminution of the rent to be paid hereunder, for the period of time Landlord is unable to give possession, shall be allowed Tenant and the term of this Lease shall be extended beyond the agreed expiration date by the number of days possession was delayed and said abatement of rent shall be the full extent of Landlord’s liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Leased Premises except Landlord’s gross negligence. If, and only if, the Leased Premises have not been tendered within sixty (60) days after the Commencement Date specified in this Lease, either Landlord or Tenant shall have the right to terminate this Lease after fifteen (15) days’ written notice to the other party. Neither Landlord nor Tenant shall have the right to terminate this Lease pursuant to this Paragraph 3 if Landlord tenders Possession of the Leased Premises in tenantable condition as required by Paragraph 4 hereof at any time prior to Tenant’s exercise of its termination right hereunder. In the event neither Landlord nor Tenant has terminated the Lease as provided herein, the Commencement Date shall be extended by one (1) day for each day beyond the stated Commencement Date delivery of possession has been delayed.
          (c) Expiration of Term. At the expiration of the term hereof, Tenant shall deliver up the Leased Premises in good repair and condition, ordinary wear and tear and damage resulting from insured casualty only excepted.
     4. Acceptance of Premises and Construction of Leasehold Improvements. Landlord shall, at Tenant’s sole cost and expense unless otherwise agreed as set forth below, construct improvements (the “Leasehold Improvements”) to the Leased Premises, in accordance with the plans and specifications attached hereto as Exhibit C, and shall deliver possession of the Leased Premises to Tenant on or before August 1, 2000 (the “Commencement Date”). If no work letter is attached, Landlord shall have no obligation to construct the Leasehold Improvements except to “Building Standard” finish, and Tenant shall (subject to the provisions of Paragraph 10) be responsible for all improvements to the Leased Premises required to be made for Tenant’s occupancy thereof. Tenant agrees to bear the cost of the Leasehold Improvements to the extent they exceed $24.00 per square foot. The cost for the Leasehold Improvements and any modification thereto shall be set forth in separate writings signed by Landlord and Tenant and dated the date hereof. Tenant acknowledges that it has reviewed and accepted the drawings and specifications relative to the Leasehold Improvements and that the Leased Premises, as improved, will be suitable for the uses specified herein. Upon Tenant accepting possession of the Leased Premises after construction of the Leasehold Improvements and subject to completion by Landlord of the punch list items identified by Tenant in writing at a pre-possession walk-through of the Premises, Tenant shall be deemed to have accepted the Leased Premises in its then “as is” condition.
     5. Sales and Use Tax. Any sales, use or other tax, excluding State and/or Federal Income Taxes imposed on Landlord, now or hereafter imposed on any payments required to be made under this Lease by the United States of America, the State, or any political subdivision thereof, shall be paid monthly or annually as required as additional rent by the Tenant notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Landlord. Landlord hereby places Tenant on notice that the State of Florida currently imposes sales tax on the base rent and additional rent due under this Lease from Tenant at the rate of six and one-half percent (6.5%), which tax is to be paid to Landlord as and when said payments of base rent and additional rent are made.
     6. Notices. For the purpose of notice or demand, the respective parties shall be served in writing either by personal delivery, by guaranteed overnight delivery service or by certified mail, return receipt requested, postage prepaid, addressed to the Tenant at the Leased Premises with a copy addressed to the Tenant at its home office address if stated herein, or addressed to the Landlord as shown on Page 1 hereof. Notice given by personal delivery or guaranteed overnight delivery shall be deemed received when receipt is acknowledged or delivery refused by the intended recipient, or on the third (3rd) business day following depositing of same in the U.S. Mail in the case of notice by certified mail.
     7. Ordinances and Regulations. The Tenant, at its sole expense, hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters and Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances, regulations and governmental authorities wherein the Leased Premises are located, but only insofar as any of such rules, ordinances and regulations pertain to the use Tenant is making of the Leased Premises. Tenant shall not permit noxious or offensive odors to emanate from the Leased Premises or otherwise engage in any activity or inactivity which would constitute a nuisance. Tenant acknowledges that Landlord, its agents, representatives, and governmental authorities, including, without limitation, Fire Marshals or Health Inspectors, may inspect the Leased Premises at any reasonable time and, in the event that Tenant is deemed to be in non-compliance with this Paragraph 7 or any governmental rules, regulations or ordinances, then Tenant shall promptly remedy such non-compliance, paying all costs, expenses, fees or fines associated therewith and, in the event Tenant does not so promptly remedy such non-compliance, then Landlord may, but is under no obligation to, remedy the same and recover all expenses relating thereto from Tenant unless such remedy is required as a result of deficiencies in the initial construction of the Premises by Landlord or its contractors. In the event that Landlord’s premium increases as a result of the nature or manner of the use or occupancy of the Leased Premises by the Tenant, then Tenant shall pay such increases as additional rent hereunder.
     8. Signage. The Tenant will not place any signs or other advertising matter or materials on the exterior or on the interior where they can be seen from any exterior portion of the Leased Premises or the Project without the prior written consent of the Landlord which consent shall not be unreasonably withheld. Landlord may adopt from time to time uniform signage requirements for the Project and construct such signage for the Project, in which event the costs and expenses associated therewith shall be included in the Operating Costs.
     Notwithstanding anything to the contrary herein, Tenant is required, after receiving Landlord’s prior written approval, to place a sign on the Leased Premises identifying the name of Tenant’s business no later than forty-five (45) days following the date of occupancy.

     9. Utilities and Maintenance.
          (a) Utilities. Tenant shall pay the cost of water, gas, electricity, fuel, light, heat, power and all other utilities or services furnished to the Leased Premises or used by Tenant in conjunction therewith, whether such utility costs are determined by separate metering or are billed by Landlord to Tenant as Tenant’s proportionate share of the utility costs. In addition, Tenant shall pay its pro rata share of all charges for trash collection services or other sanitary services rendered to the Leased Premises or used by Tenant in connection therewith, unless Tenant has contracted directly for such services which will be billed directly to and paid by Tenant. Tenant hereby agrees not to place hazardous or toxic substances or materials in the trash collection facilities, wastewater or sewage systems provided by Landlord. In no event shall Landlord be liable for any interruption or failure in the supply of any such utilities to the Leased Premises unless such interruption is due solely to the willful act or gross negligence of Landlord.
     If Tenant shall require water in the Leased Premises or other unmetered utility in excess of that usually furnished or supplied to the Leased Premises when used as general office space, or which will in any way increase the amount of water or utilities usually furnished, Tenant will procure written approval from Landlord and make arrangements to pay periodically for the additional direct expense involved, including any installation costs thereof with said costs to be based on historic evidence of water usage within the Building taking into consideration the uses made by its occupants.
          (b) Tenant’s Obligations of Maintenance, Repair and Replacement. Subject to the provisions of Paragraphs 13 and 18(b)(vii) hereof, Tenant shall, at Tenant’s sole cost and expense, keep the Leased Premises and every part thereof in its presently existing condition excepting only ordinary wear and tear, and in good condition and repair except as hereinafter provided with respect to Landlord’s obligations. Tenant’s obligations shall include, without limitation, the maintenance and repair of any doors, window casements, window panes, glazing, plumbing, pipes, electrical wiring and conduits, and the heating and air conditioning system servicing the Leased Premises. Tenant shall not be held responsible for any plumbing or water line repairs or maintenance beyond the lines that specifically service Tenant’s Premises. Tenant shall obtain a service contract in form and substance acceptable to Landlord for the repair and maintenance thereof of the heating and air conditioning system servicing the Leased Premises. A duplicate copy of such contract and any amendments or renewals thereof shall be delivered to Landlord within fifteen (15) days after Tenant first obtains such contract, renewal or amendment. Tenant’s obligations shall further include the replacement of (i) doors, window casements, window panes, glazing and (ii) plumbing, pipes, electrical wiring and conduits which are related to Tenant improvements but not those which are part of the base building. The cost of all repairs and replacements to the Leased Premises caused by the act, omission or negligence of Landlord, its agents, employees or contractor, shall be at Landlord’s sole cost and expenses. If the Tenant refuses to properly carry out any maintenance, repair and replacement as required pursuant to this Paragraph 9 to the reasonable satisfaction of Landlord, Landlord may, but shall not be obligated, upon fifteen (15) days’ prior written notice (except in the case emergency) perform such maintenance or repair without being liable for any loss or damage that may result to Tenant’s merchandise, fixtures or other property and Tenant shall pay to the Landlord upon demand the Landlord’s costs relating to any such maintenance or repair. The Tenant agrees that the making of any maintenance, repair and replacement by the Landlord pursuant to this Paragraph 9 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.
          (c) Landlord’s Obligations of Maintenance, Repair and Replacement. Subject to the conditions set forth herein and the provisions of Paragraph 13 hereof and notwithstanding the preceding Paragraph 9(b), Landlord shall repair and maintain only the roof, foundation and load-bearing walls of the Building and the Leased Premises, exterior wall assemblies, exterior weather walls, subfloor, structural columns and beams, any sprinkler system installed by Landlord for the control of fire, and underground utility, sewer pipes, water lines, electric lines to the Leased Premises (unless such utilities and pipes are required to be maintained by a third party) plumbing, pipes, electrical wiring and conduits which are part of the base building, HVAC duct work and replacement of air handlers unless such maintenance and repair are caused in part or in whole by breaking or entering or the act, omission or negligence of Tenant, its agents, employees or contractors, in which event the maintenance, repair or replacement shall be paid by Tenant. None of such persons shall be permitted upon the roof of the Leased Premises or other buildings in the Project for any reason without the Landlord’s prior written consent except in the case of an emergency or unless access is required by Tenant to repair or maintain a system installed by Tenant or on Tenant’s behalf on the roof provided prior notice is given to Landlord, said repair does not involve disturbing a roof penetration already made or installing a new roof penetration and said repair can be undertaken and completed without damaging the roof. Tenant hereby agrees to indemnify Landlord for all damages suffered by Landlord as a result of Tenant’s use of the roof access rights granted hereby and Landlord will have no obligations with respect to maintenance or repair of the roof if Tenant, its agents, servants, employees or invitees enter upon the roof of the Leased Premises without prior written consent as required hereby (except in an emergency) regardless of whether such entry caused or necessitated the need for such repair or maintenance. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. In the event Tenant fails to notify Landlord in accordance herewith of any defective condition actually known to Tenant which Landlord is required to repair hereunder and if Landlord does not have actual notice of the condition, Tenant shall be responsible to Landlord for any extraordinary costs and expenses, as well as damages and liabilities incurred by Landlord which are proximately caused by Tenant’s failure to so notify Landlord. Except in the case of Landlord’s negligence, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Leased Premises or the Project or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense or to withhold rent for non-repair under any law, statute or ordinance now or hereafter in effect except in the event of an emergency. Except for the repair, replacement and maintenance obligations of the Landlord relating to the foundation, load-bearing walls, exterior wall assemblies or a weather wall, sub-flooring, structural columns and beams, Landlord shall be entitled to reimbursement for repair, maintenance and replacement made by

Landlord unless such expenses will be capitalized over a period of greater than five (5) years under GAAP, this Lease otherwise constituting a “triple net” lease as between Tenant and Landlord.
     10. Alterations. Tenant shall not make additions, alterations, changes or improvements in or to the Leased Premises or any part thereof (excluding trade fixtures and typical office partitions) without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to alterations, changes or improvements which do not affect the structure, tenant improvements, or outward appearance of the Leased Premises. In the event that Landlord consents to such additions, alterations, changes or improvements, then all additions, alterations, changes or improvements shall be constructed at Tenant’s sole expense and shall, upon completion thereof, become the property of Landlord; provided, however, Landlord may, at its option, require Tenant, at Tenant’s sole cost and expense, to remove any such additions, alterations, changes or improvements at the expiration or sooner termination of this Lease, and to repair any damages to the Leased Premises caused by such removal provided Landlord has informed Tenant of such requirement at the time of Landlord’s approval. Tenant hereby agrees to indemnify and defend Landlord against, and shall keep the Leased Premises, Building, Project and Park free from all mechanics’ liens and other such liens arising from any work performed, material furnished, or obligations incurred by Tenant or at the direction of Tenant in connection with the Leased Premises, and agrees to obtain the discharge of any lien which attaches as a result of such work immediately after such lien attaches or payment for the labor or material is due. Notice is hereby given to all Tenant’s contractors, subcontractors, materialmen or suppliers that Landlord is not liable for any labor or materials furnished to Tenant on credit and no mechanics’ or other liens shall attach to or affect Landlord’s interest in the Project, Building, Leased Premises, or Park as a result thereof. Landlord hereby reserves the right at any time and from time to time, during the term hereof, to make any additions, alterations, changes or improvements (including without limitation, building additional stories) on, in, or to the Building and Project, and to build additional structures adjoining thereto, provided same does not unreasonably interfere with Tenant’s use of the Leased Premises.
     Any of Tenant’s alterations, additions, changes or improvements shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the Project by the other tenants thereof.
     11. Quiet Enjoyment. The Landlord covenants and agrees that Tenant, upon paying the rent and performing the covenants herein required, shall and may peaceably and quietly hold and enjoy the Leased Premises for the term aforesaid subject, nevertheless, to the terms of this Lease and to any mortgages, leases, agreements and encumbrances to which this Lease is or may be made subordinate. Tenant agrees to occupy and use the Leased Premises in such a manner so as to not disturb the quiet enjoyment of any other part of the Project or Park by the other owners and tenants thereof.
     12. Landlord’s Right to Inspect and Enter. The Landlord shall have the right upon twelve (12) hours’ advance notice (which may be oral and may be given to a representative of Tenant at the Leased Premises), at reasonable times during the term of this Lease (or at any time in the event of an emergency), to enter the Leased Premises, Building and Project for the purpose of examining or inspecting same and of making such repairs or alterations therein as the Landlord shall deem necessary, and may, at any time within six (6) months immediately preceding the expiration of the specified term, show the Leased Premises to others for the purpose of rental or at any time show the Leased Premises, Building and Project to a prospective purchaser and may affix to suitable parts of the Leased Premises, Building and Project a notice of Landlord’s intention to lease or sell same.
     13. Fire or Casualty. If the Leased Premises or Building are damaged by fire or other casualty, Landlord will to the extent that the insurance proceeds available to Landlord are adequate to fully pay the costs of such repair and restoration, promptly repair the damage and restore the following portions of the Leased Premises and Building to their condition existing immediately prior to the occurrence of the casualty: the roof, load-bearing demising walls, foundation, utility infrastructure originally provided by Landlord, exterior wall assemblies, exterior weather walls, subfloor, structural columns and beams, and the Leasehold Improvements made by Landlord pursuant to Paragraph 4 of this Lease. If the reasonable time for completing any such restoration or repair is longer than one hundred twenty (120) days, either party shall have the option to terminate this Lease by giving notice of termination to the other party, which notice shall be given within thirty (30) days after the date of the casualty or given by Tenant within thirty (30) days after notice from Landlord that restoration will take longer than one hundred twenty (120) days. In the event Landlord repairs and restores those portions of the Leased Premises and Building which it is required to repair or restore pursuant to this Paragraph 13, Tenant shall promptly make, at its sole cost and expense, all other repairs and replacements to the Leased Premises which are required to restore the Leased Premises to substantially the same condition existing immediately prior to such casualty. Notwithstanding anything to the contrary herein, if the damage or destruction to the Leased Premises occurs within one (1) year of the expiration of the then existing term of the Lease or if the damage or destruction to the Leased Premises or the Building is so substantial that it has destroyed the Leased Premises or said Building to the extent of fifty per cent (50%) or more of the replacement cost of either the Leased Premises or the Building, either Landlord or Tenant shall have the option to terminate the Lease by giving written notice to the other within thirty (30) days after the date of the casualty. The base rent shall abate from the date of the casualty in proportion to the impairment of the use that Tenant can reasonably make of the Leased Premises until the Leased Premises are restored or until the Lease is terminated in accordance with this Paragraph 13, provided the insurance proceeds under Landlord’s Rent Loss insurance policy will cover the amount of the abatement. The Landlord shall not be liable for any inconvenience or interruption of the business of the Tenant occasioned by fire or other casualty. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to insure the Project, the Leased Premises, the Building, or any portions thereof or any contents, property or other items located thereon or therein, either presently or in the future.
     14. Condemnation. If any part of the Leased Premises or Building is taken by eminent domain or condemnation or voluntarily transferred to such authority under the threat thereof, Landlord may, at its sole option, terminate the Lease by giving written notice to Tenant within forty-five (45) days after the taking, or if by reason of such taking of the Leased Premises, Tenant’s operation on or access to the Leased Premises is substantially and materially impaired, Tenant shall have the option to terminate this Lease by giving written notice to Landlord within forty-five (45) days after the taking. After such taking and as of such date, the rent will be adjusted in proportion to the impairment of the use that Tenant can reasonably make of the balance of the Leased Premises. If the Leased Premises are damaged or if access to the Leased Premises is impaired by reason of such taking and neither Landlord nor Tenant elects to terminate this Lease as provided herein, Landlord will promptly rebuild or repair the damage to the extent possible within the limitations of the available condemnation award. Tenant hereby waives any and all rights it may have in all condemnation awards including, without limitation, loss of or damage to its leasehold estate, and hereby assigns said claims to Landlord except such awards as are separately and specifically awarded to Tenant for its separate personal property, moving expenses and business damages.
     15. Assignment and Sublease. Tenant may assign its interest in the Lease or sublet all or any portion of the Leased Premises at any time to any party without Landlord’s consent, but such assignment or subletting shall not relieve Tenant of its obligations hereunder. Tenant may assign this Lease and shall be relieved of liability hereunder which accrues subsequent to the assignment if the assignee assumes the obligations herein, has a favorable business reputation and has a GAAP net worth equal to or greater than the Tenant immediately preceding the transfer. Tenant agrees to obtain from a proposed assignee and furnish to Landlord all information reasonably required by Landlord to make said determination. Tenant may not otherwise transfer, hypothecate, mortgage or pledge its interest in the Lease without Landlord’s prior written consent which may be arbitrarily withheld.
     16. Holdover. Any holding over by the Tenant after the expiration of this Lease shall be construed as a tenancy at sufferance month to month, upon the same terms and conditions of this Lease, except at a base rent for such holdover period of one hundred twenty-five percent (125%) of the base rent rate in effect for the month preceding such holdover. Acceptance by the Landlord of rent after such termination shall not constitute a renewal.
     17. Subordination. This Lease shall be subject and subordinated at all times to the terms of any and all ground or underlying leases which now exist or may hereafter be executed affecting the Leased Premises, Building, or the Project and to the liens of any and all mortgages or deeds of trust in any amount or amounts whatsoever, whether now existing or hereafter created, encumbering all or any combination of the Leased Premises, the Building or the Project, without the necessity of having further instruments executed by the Tenant to effect such subordination. In furtherance thereof, Tenant acknowledges that Landlord shall not have the authority without first obtaining the written consent of any mortgagee, to consent to the cancellation or surrender of this lease, or accept prepayment of rents, issues or profits under the lease, other than as provided for in this Lease, nor to modify this Lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option, and any such purported assignment, cancellation, surrender, prepayment or modification made without the written consent of the mortgagee shall be void as against the mortgagee. Notwithstanding the foregoing, Tenant has executed the Subordination Non-Disturbance and Attornment Agreement attached hereto as Exhibit D and covenants and agrees to execute and deliver upon demand such further instruments, evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any and all such mortgages or deeds of trust as may be reasonably requested by Landlord. If Tenant shall fail to execute and deliver such instruments within fifteen (15) days of Landlord’s request, Landlord is hereby granted power of attorney to execute such instruments in the name of Tenant as the act and deed of Tenant, and this authorization is hereby declared to be coupled with an interest and is irrevocable during the term of this Lease. In the event of termination, for any reason whatsoever, of any underlying lease, or if the Leased Premises, Building or Project is sold to a purchaser, or any mortgage holder or holder of deed of trust succeeds to ownership of the Leased Premises, Building or Project by reason of a foreclosure, deed in lieu therefor or otherwise, then Tenant shall, at such successor’s request, be and become the tenant of such underlying landlord, purchaser, mortgagee or holder of deed of trust and shall attorn to same under this Lease.
     18. Indemnity, Waiver and Insurance.
          (a) (i) Tenant’s Indemnity. Tenant will indemnify, defend and save Landlord, its employees, agents and contractors, harmless from and against any and all actions, damages, liability and expenses in connection with the loss of life, personal injury, property damage, or loss or damage of whatever nature, to third parties caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation, Tenant’s subtenants, concessionaires, agents, employees, servants and contractors). This indemnity, defense and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceedings brought thereon or the defense thereof including, without limitation, court costs and reasonable attorneys’ fees. If Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by the Landlord or its agents unless caused by the negligence of Landlord. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss, or damage caused by or resulting from the act, omission, default or negligence of any persons occupying adjoining premises or any other part of the Building or Project. In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, the Tenant shall protect, indemnify, and defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. Landlord agrees to give Tenant timely notice of any claims for which indemnity will be sought. The obligations set forth in this paragraph shall survive the expiration or sooner termination of the Lease.
               (ii) Landlord’s Indemnity. Landlord will indemnify, defend and save Tenant, its employees, agents and contractors, harmless from and against any and all actions, damages, liability and expenses in connection with the loss of life, personal injury, property damage, or loss or damage of whatever nature, to third parties caused by or resulting from, or claimed to have been caused by or to have resulted from, wholly or in part, any act, omission or negligence of Landlord or anyone claiming under Landlord (including, but without limitation, Landlord’s subtenants, concessionaires, agents, employees, servants and contractors). This indemnity, defense and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceedings brought thereon or the defense thereof including, without limitation, court costs and reasonable attorneys’ fees. In case the Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, the Landlord shall protect, indemnify, and defend with counsel reasonably acceptable to Tenant and hold Tenant harmless, and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation. Tenant agrees to give Landlord timely notice of any claims for which indemnity will be sought. The obligations set forth in this paragraph shall survive the expiration or sooner termination of the Lease.
          (b) Insurance Required of Tenant. Tenant will carry and maintain, at its sole cost and expense, the following types of insurance with respect to the Leased Premises, in the amounts specified and in the form hereinafter provided for:
               (i) Comprehensive General Liability Insurance. Comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence and $1,000,000.00 aggregate for bodily injury and property damage insuring against legal liability of the insured with respect to said Leased Premises or arising out of the maintenance, use or occupancy thereof. Said insurance shall include, but not be limited to, independent contractor liability, products and completed operations coverage, and the Broad Form Comprehensive General Liability Endorsement, including personal injury and advertising liability, contractual liability and premises medical payments.
               (ii) Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance with a limit of not less than $500,000.00 per occurrence for bodily injury and property damage for both owned and non-owned vehicles.
               (iii) Commercial Umbrella Liability Insurance. Tenant shall also carry and maintain commercial umbrella liability insurance with a limit of not less than $1,000,000.00 per occurrence.
               (iv) Property Insurance. “All Risk” property insurance including plate glass coverage on a replacement cost basis, with coverage equal to not less than ninety per cent (90%) of the full replacement value of all personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments made by Tenant, and all other contents located or placed therein. In the event any casualty occurs, Tenant agrees to pay the difference between the insurance coverage required to be maintained by this subparagraph 18(b)(iv) and an insurance policy offering coverage of one hundred per cent (100%) of the full replacement value of the property described in this subparagraph.

               (v) Workers’ Compensation Insurance. If required by law, Workers’ Compensation Insurance covering the employees of Tenant.
               (vi) Policy Form. All policies of insurance provided for herein shall be issued by insurance companies with general policyholders’ rating of not less than “A” Class VI as rated in the most current available “Best’s Insurance Reports” and licensed to do business in the State of Florida and in good financial standing, and general liability and umbrella liability policies shall be issued in the names of Landlord, Tenant and other such persons or firms as Landlord specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others specified in this Lease, and certificates of insurance enumerating the above coverages and naming Landlord as an additional insured shall be delivered to the Landlord within ten (10) days after delivery of possession of the Leased Premises to Tenant and thereafter within ten (10) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and amounts and to like extent. All certificates delivered to the Landlord must contain a provision that Tenant’s Insurer will endeavor to give thirty (30) days’ notice in writing in advance of any cancellation or lapse or the effective date or any material change in coverage. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not as excess coverage to that which the Landlord may carry.
     The minimum limits of the liability policies of insurance set forth in subparagraphs 18(b)(i) - (iii) above shall be subject to reasonable increase at any time, and from time to time provided the total coverages required to be maintained by Tenant are either required by its mortgagee or are not substantially greater than the limits generally required to be maintained by tenants occupying similar space for comparable uses in the City of Jacksonville, Florida. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant’s compliance with such demand.
     Tenant agrees, at its own expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Demised Premises and to comply with all requirements imposed by Landlord’s insurance carrier, if any. If gas is used in the Demised Premises, Tenant shall install, at its expense, both manual and automatic gas cut-off devices.
               (vii) Failure of Tenant to Obtain Insurance. In the event that Tenant fails to timely procure and/or continuously maintain any insurance required by this Section 18, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so and without notice to Tenant) at any time and from time to time, and in addition to all other remedies available to Landlord, procure such insurance and pay the premiums therefor, in which event Tenant shall repay the Landlord all sums so paid by Landlord, together with interest thereon at the Default Rate, and any incidental costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord’s written demand to Tenant for such payment.

               (viii) Waiver of Liability. Neither Landlord nor Tenant shall be liable to each other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to their respective properties including, without limitation, any building, structure or other real or personal property, or any resulting loss of income, or losses under workers’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of the other party, its agents, employees or contractors. Tenant and Landlord shall, upon obtaining any policies of insurance, give notice to the insurance carrier or carriers that the foregoing mutual waiver is contained in this Lease.
     19. Access and Operation. Tenant shall have access to the Leased Premises at all hours of the day or night, provided however, Landlord shall have the right to adopt reasonable rules and regulations governing access to the Project or Park after normal business hours and to assess any costs associated with respect to such access as a part of Operating Costs. Tenant understands and agrees that Landlord shall have no duty to provide security services to Tenant, the Building, Project or the Leased Premises and Tenant shall look to the public police force, independent security services or the like, for security protection. If Landlord, from time to time, provides security services, the costs of such shall be borne by the tenants of the Project as a part of Operating Costs.
     20. Default.
          (a) Events of Default. It is mutually agreed that in the event (i) Tenant shall fail to make payment of base rent or additional rent herein reserved within fifteen (15) days after written notice that same is delinquent (provided, however, Landlord shall not be required to give notice of any monetary defaults more often than two (2) times in any twelve (12) month period and, in such event, any subsequent failure to pay any sum when due shall, at Landlord’s option, be an incurable Event of Default); or (ii) if Tenant shall fail to perform any of the material terms, covenants, conditions, or provisions of this Lease other than Tenant’s requirement to pay base rent or additional rent, and to cure such failure within thirty (30) days after written notice thereof from Landlord, unless longer than thirty (30) days is required to reasonably cure such default and Tenant commences to cure during said thirty (30) day period and thereafter diligently pursues such cure to completion; or (iii) if Tenant shall file a voluntary petition under any bankruptcy, or insolvency law; or (iv) an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law and such proceeding is not dismissed within sixty (60) days of the commencement date; or (v) if a receiver is appointed for Tenant’s property and such proceeding is not dismissed within sixty (60) days of the commencement date; or (vi) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the base rent or additional rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or (vii) if Tenant makes an assignment for benefit of creditors; or (viii) if the majority of Tenant’s personal property located in the Leased Premises shall be levied upon or attached under process against Tenant; or (ix) if Tenant abandons or discontinues its occupancy or use of the Leased Premises and Tenant is otherwise in default of any other of its obligations under this Lease; then, in any of said events, default shall be deemed to occur hereunder and Landlord, at its option, may at once or at any time thereafter, proceed according to one or more of the following courses of action, to the fullest extent permitted by law.
          (b) Landlord’s Right to Cure. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, reenter the Leased Premises and perform, correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of Tenant under this Lease, and Tenant shall fully reimburse and compensate Landlord on demand for all reasonable costs and expenses incurred by Landlord in such performance, correction or repairing including, without limitation, interest at the Default Rate.
          (c) Demand for Possession. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, demand in writing that Tenant vacate the Leased Premises and, unless otherwise requested by Landlord, thereupon Tenant shall vacate the Leased Premises and, unless otherwise requested by Landlord, remove therefrom all property thereon belonging to or placed in the Leased Premises by, at the direction of, or with the consent of Tenant, within three (3) days of receipt by Tenant of such notice from Landlord (which notice may be given by U.S. mail, certified mail, hand delivery, guaranteed overnight delivery service or, if Tenant is absent from the Leased Premises, by posting), whereupon Landlord shall have the right to reenter and take possession of the Leased Premises. Any such demand, reentry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.
          (d) Reletting. Landlord may, with or without terminating this Lease, immediately or at any time thereafter, relet the Leased Premises or any part thereof for such term, at such rental and upon such other terms and conditions as may be commercially reasonable, and Landlord may make any alterations or repairs to the Leased Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all commercially reasonable costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Leased Premises, attorneys’ fees, and brokerage commissions; and if this Lease shall not have been terminated Tenant shall continue to pay all base rent and additional rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the base rent and additional rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the base rent and additional rent reserved herein except that such excess, if any, shall be applied against the costs incurred by Landlord as a result of the defaults.
          (e) Termination. Landlord may immediately, or at any time thereafter, terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall recover form Tenant all damages

Landlord has suffered or may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for construction of tenant improvements, all arrearages in base rent and additional rent, costs, charges, and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Leased Premises and the cost of any alteration of or repair to the Leased Premises which is necessary or proper to prepare the same for reletting. In addition thereto, Landlord, at its election, shall have and recover from Tenant either (i) an amount equal to the excess, if any, of the total amount of all base rent and additional rent to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Leased Premises for the remainder of the term of this Lease, reduced to present value, or (ii) the base rent and additional rent and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of subparagraph 20(d) hereinabove if this Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two immediately preceding alternative recoveries within thirty (30) days of the notice of termination by Landlord to Tenant as described in this Paragraph 20(e).
          (f) Acceleration. Landlord may, by written notice to Tenant, accelerate all sums to become due under this Lease for the remainder of the term in conjunction with the exercise of any remedy available to it in this Lease or otherwise.
     If Landlord reenters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. No such reentry or termination shall be considered or construed by Tenant to be a forcible entry.
          (g) Attorneys’ Fees and Costs. In the event litigation arises out of or under the terms of this Lease, the prevailing party shall be entitled to collect from the non-prevailing party all costs incurred by the prevailing party including, without limitation, court costs, investigation costs and reasonable attorneys’ fees, whether same are incurred before trial, at trial or on appeal.
          (h) No Waiver by Landlord. Nothing herein contained shall be deemed to be a waiver by Landlord of its statutory lien to rent, and the remedies, rights and privileges of Landlord in the case of default of Tenant as set forth above shall not be exclusive and in addition thereto Landlord may also exercise and enforce all its rights at law or in equity which it may otherwise have as a result of Tenant’s default hereunder. Landlord is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the Property in which Landlord has been granted a security interest by Tenant.
     21. Notice of Termination Not Required. Notwithstanding the provision of law or any judicial decision to the contrary, the term hereof shall expire on the date herein provided without notice being required from either party.
     22. Security Deposit. The Tenant, concurrently with the execution of this Lease, has deposited with the Landlord the sum of Eighteen Thousand Two Hundred Eighty-Seven and 50/100

Dollars ($18,287.50), the receipt being hereby acknowledged, which sum shall be retained by the Landlord as security for the payment by the Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants of this Lease. Landlord and Tenant hereby agree that the security deposit is not an advance payment of rent or a measure of Landlord’s damages in case of default hereunder by Tenant. If at any time the Tenant shall be in default in any of the provisions of this Lease, the Landlord, in its sole discretion, shall have the right to apply said deposit, or such portion thereof as may be necessary, in payment of any rent in default as aforesaid and/or in payment of any expense incurred by the Landlord in and about the curing of any default by Tenant, and/or in payment of any damages incurred by the Landlord by reason of such default of the Tenant and/or against the Tenant’s last month’s rent or, at the Landlord’s option, the same may be retained by the Landlord in liquidation of part of the damages suffered by the Landlord by reason of the default of the Tenant. Landlord shall be entitled to deposit, apply or otherwise utilize Tenant’s security deposit as Landlord shall deem appropriate. In no event shall Tenant be entitled to interest on said deposit, except to the extent required by applicable law. Tenant agrees, upon Landlord’s request, to deposit such additional monies with Landlord as are required from time to time to maintain the security deposit at the amount equal to the amount initially deposited by Tenant with Landlord.
     23. Hazardous Substances.
          (a) Tenant covenants and agrees that it shall not cause or permit any Hazardous Substances (the “Hazardous Substances” as hereinafter defined) to be installed, placed, stored, held, located, released or disposed of in, on, at, or under the Leased Premises, the Building, or the Project without Landlord’s prior written consent, which consent may be unreasonably, and in Landlord’s sole discretion, withheld. Tenant further covenants and agrees to indemnify Landlord for any loss, cost, damage, liability or expense (including without limitation, attorneys’ fees and other costs of legal representation) that Landlord might ever incur because of Tenant’s failure to comply with the provisions of the immediately preceding sentence. This indemnification is to survive the expiration or other termination of this Lease. Based on investigations performed by third parties, the Premises are not contaminated by Hazardous Substances as of the date of this Lease.
          (b) For the purposes of this Paragraph 23, Hazardous Substances shall mean and include all those substances, elements, materials or compounds that are included in any list of hazardous or restricted substances adopted by the United States Environmental Protection Agency (the “EPA”) or any other substance, element, material or compound defined or restricted as a hazardous, toxic, radioactive or dangerous substance, material or waste by the EPA or by any other ordinance, statute, law, code, or regulation of any federal, state or local governmental entity or any agency, department or other subdivision thereof, whether now or later enacted, issued, or promulgated.
     24. Rules and Regulations. The rules and regulations pertaining to the Building and Project attached hereto as Exhibit E and all reasonable rules and regulations which Landlord may hereafter from time to time adopt for the management of the Leased Premises, Building or Project are hereby made a part of this Lease and shall during the term of this Agreement be in all respects observed and performed by Tenant and Tenant’s employees, servants, agents, invitees and guests. Tenant agrees to abide by, uphold and fully comply with the rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make. Tenant further agrees that Landlord shall have the right to waive any or all such rules in the case of any one or more tenants in the Building or Project without affecting Tenant’s obligations under this Lease. Landlord shall not be responsible to Tenant for the failure of any other tenant to comply with the rules and regulations.
     25. Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, unless such rubbish removal is provided by the Landlord, and will remove all refuse from the Leased Premises. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant agrees to keep all accumulated rubbish in covered containers and to have same removed regularly. In the event Tenant fails to keep the Leased Premises in proper condition, Landlord may cause the same to be done for and on account of Tenant and Tenant hereby agrees to pay the expense thereof, together with interest at the Default Rate and an administrative fee equal to ten per cent (10%), on demand as additional rent.
     26. Waiver of Liability. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and interest of the Landlord in the Project (subject to prior rights of any mortgagee of the Project) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord, with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.
     27. Sale by Landlord. In the event of any transfer or transfers of Landlord’s interest in the Property other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer provided the successor landlord assumes Landlord’s obligations under this Lease arising as of the date of the transfer; provided, however, that any funds in the hands of Landlord at the time of such transfer in which Tenant has an interest shall be turned over to the successor landlord and any amounts then due and payable to Tenant by Landlord under any provision of this Lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.
     28. Estoppel Letters. Within fifteen (15) days of the request of Landlord, any lender or prospective lender of the Building or Project, or at the request of any purchaser or prospective purchaser of the Building or Project, Tenant shall deliver an estoppel certificate, attaching a true and complete copy of this Lease, including all amendments relative thereto, and certifying with particularity, among other things, (i) when the last rent was paid; (ii) when the next rent is due and in what amount; (iii) stating whether the Tenant has prepaid any rent and; if so how much; (iv)

stating whether either the Landlord or the Tenant is in default under the Lease and, if so, summarizing such default(s); and (v) stating whether Tenant or Landlord has any offsets or claims against the other party and, if so, specifying with peculiarity the nature and amount of such offset or claim. Landlord shall likewise deliver a similar estoppel certificate within fifteen (15) days of the request of Tenant, any lender or prospective lender of Tenant, or assignee approved by Landlord.
     29. Late Charges and Default Interest. Any amount of base rent or additional rent not paid when due hereunder shall earn interest from the date of delinquency at a rate equal to the lesser of four (4) percentage points above the prime or “standard” rate of interest charged by Chase Manhattan Bank, New York, New York, or the highest rate allowed by law (the “Default Rate”).
     30. Intentional Deleted.
     31. Successors and Assigns. Subject to the provisions of Paragraphs 15 and 27 of this Lease, this Lease shall bind and inure to the benefit of the successors, heirs, and assigns of the parties hereto.
     32. Relationship of the Parties. Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto; it being understood and agreed that the method of computing rent, any provision contained herein, or any acts of the parties hereto shall not be deemed to create any relationship between the parties other than that of Landlord and Tenant.
     33. Entire Agreement. It is agreed between the parties that neither Landlord nor Tenant nor any of their agents have made any statements, promises or agreements, verbally or in writing, in conflict with the terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to the execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease contains the entire agreement between the parties, and no rights are to be conferred upon either party until this Lease has been executed by Tenant and Landlord.
     34. Construction of Language. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     35. Modification. No modification, alteration or amendment to this Lease shall be binding unless in writing and executed by the parties hereto.
     36. Broker’s Commission. Tenant covenants, represents, and warrants that Tenant has had no dealings or negotiations with any Broker or Agent other than Cushman & Wakefield of Florida, Inc., in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses

(including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through Tenant by any broker or agent, other than the Broker set forth in this Paragraph 36 with respect to this Lease or the negotiation thereof. Landlord agrees to pay, hold harmless and indemnify Tenant from and against all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through Landlord by any broker or agent with respect to this Lease or the negotiation thereof.
     37. Provisions Severable. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
     38. No Recording. This Lease shall not be recorded in the public records by either party hereto but each party shall promptly execute a Memorandum upon request and either party may cause the same to be recorded.
     39. Law and Venue. This Lease shall be enforced in accordance with the laws of the State of Florida. The agreed upon venue is Jacksonville, Duval County, Florida.
     40. Execution; Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant.
     41. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and validly existing corporation, that Tenant is qualified to do business in the State of Florida, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant executes this Lease as a partnership (whether limited or general), each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly formed and validly existing partnership, that, if required, the partnership is qualified to do business in the State of Florida, that the partnership has full right and authority to enter into this Lease, and that each person signing this Lease on behalf of the partnership is authorized to do so. In the event any of the foregoing representations or warranties are false, all persons who purportedly execute this Lease, by, or on behalf of the purported Tenant, shall be personally and individually liable hereunder.
     42. Force Majeure. If Landlord or Tenant shall be delayed in, hindered in or prevented from the performance of any act required hereunder (other than performance requiring the payment of a sum of money) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations or actions, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond such party’s reasonable control (excluding the unavailability of funds or financing), then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act as required herein shall be extended for a period equivalent to the period of such delay.
     43. State Required Disclosure. The following disclosure is required to be made by the laws of the State of Florida:
     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
     IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed as of the date of this Lease, by their respective officers or parts thereunto duly authorized.

LANDLORD:

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD., a Florida limited partnership

	By:	HGL PROPERTIES G.P., INC., a Florida corporation

/s/ [ILLEGIBLE]		By:	/s/ William W. Stout

William W. Stout
/s/ E. Michael Holtsinger			Vice President

TENANT:

NATIONAL MORTGAGE CENTER, LLC, a Delaware limited liability company

/s/ [ILLEGIBLE]	By:	/s/ Patrick J. McEnerney

Patrick J. McEnerney
/s/ [ILLEGIBLE]		Its: President

EXHIBIT A
FLOOR PLAN

EXHIBIT B
Phase II
Parcel 2
A PORTION OF THE FRANCIS RICHARD GRANT, SECTION 56, TOWNSHIP 3 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 6485, PAGE 1641 OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY, SAID POINT BEING THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF FINANCIAL WAY (AN 80 FOOT RIGHT OF WAY); WITH THE SOUTH LINE OF THOSE LANDS DESCRIBED IN DEED BOOK 503, PAGE 386 OF SAID PUBLIC RECORDS; THENCE SOUTH 00°36'55" EAST, ALONG SAID EAST RIGHT OF WAY LINE, A DISTANCE OF 87.06 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 1140.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE AND CONTINUING ALONG SAID EAST RIGHT OF WAY LINE, A DISTANCE OF 262.24 FEET, MAKING A CENTRAL ANGLE OF 13°10'48" AND HAVING A CHORD BEARING OF SOUTH 05°58'29" WEST AND A CHORD DISTANCE OF 261.66 FEET, TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 910.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE, AND CONTINUING ALONG SAID EAST RIGHT OF WAY LINE, A DISTANCE OF 356.42 FEET, MAKING A CENTRAL ANGLE OF 22°26'28" AND HAVING A CHORD BEARING OF SOUTH 01°20'39" WEST AND A CHORD DISTANCE OF 354.15 FEET, TO THE. POINT OF TANGENCY OF SAID CURVE; THENCE SOUTH 09°52'35" EAST, CONTINUING ALONG SAID EAST RIGHT OF WAY LINE, A DISTANCE OF 13.55 FEET TO THE NORTH RIGHT OF WAY LINE OF CYPRESS PLAZA DRIVE (A VARIABLE WIDTH RIGHT OF WAY) AND THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 30.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE AND ALONG SAID NORTH RIGHT OF WAY LINE, A DISTANCE OF 42.03 FEET, MAKING A CENTRAL ANGLE OF 80°16'24" AND HAVING A CHORD BEARING OF SOUTH 50°00'47" EAST AND A CHORD DISTANCE OF 38.68 FEET, TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE TO THE SOUTHWEST AND HAVING A RADIUS OF 680.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE AND CONTINUING ALONG SAID NORTH RIGHT OF WAY LINE, A DISTANCE OF 319.23 FEET, MAKING A CENTRAL ANGLE OF 26º 53'53" AND HAVING A CHORD BEARING OF SOUTH 76°42'02" EAST AND A .CHORD DISTANCE OF 316.31 FEET, TO THE POINT OF BEGINNING, SAID POINT LYING ON THE SOUTHERLY LINE OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 9176, PAGE 2263 OF SAID PUBLIC RECORDS, AND BEING THE POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 35.00 FEET; THENCE, ALONG SAID SOUTHERLY LINE OF LAST SAID LANDS,THE FOLLOWING TEN (10) COURSES: NO. 1- NORTHEASTERLY, ALONG THE ARC OF SAID CURVE, A DISTANCE OF 49.56 FEET, MAKING A CENTRAL ANGLE OF 81º08'08" AND HAVING A CHORD BEARING OF NORTH 76°10'50" EAST AND A CHORD DISTANCE OF 45.52 FEET, TO A POINT OF REVERSE CURVATURE WITH A CURV CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 200.00 FEET; NO. 2- NORTHEASTERLY, ALONG THE ARC OF SAID CURVE, A DISTANCE OF 44.44 FEET, MAKING A CENTRAL ANGLE OF 12°43'52" AND HAVING A CHORD BEARING OF NORTH 41°58'42" EAST AND A CHORD DISTANCE OF 44.35 FEET, TO A POINT OF COMPOUND CURVATURE WITH A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 700.00 FEET;

NO. 3- NORTHEASTERLY. ALONG THE ARC OF SAID CURVE, A DISTANCE OF 104.59 FEET, MAKING A CENTRAL ANGLE OF 08°33'40" AND HAVING A CHORD BEARING OF NORTH 52°37'28" EAST AND A CHORD DISTANCE OF 104.50 FEET, TO A POINT OF COMPOUND CURVATURE WITH A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 78.00 FEET; NO. 4- NORTHEASTERLY, ALONG THE ARC OF SAID CURVE, A DISTANCE OF 71.14 FEET, MAKING A CENTRAL ANGLE OF 52°15'11" AND HAVING A CHORD BEARING OF NORTH 83°01'54" EAST AND A CHORD DISTANCE OF 68.70 FEET TO THE POINT OF TANGENCY OF SAID CURVE; NO. 5-SOUTH 70°50'31" EAST, A DISTANCE OF 81.88 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 460.00 FEET; NO. 6-SOUTHEASTERLY, ALONG THE ARC OF SAID CURVE, A DISTANCE OF 110.44 FEET, MAKING A CENTRAL ANGLE OF 13°45'23" AND HAVING A CHORD BEARING OF SOUTH 77º43'12" EAST, AND A CHORD DISTANCE OF 110.18 FEET TO THE POINT OF TANGENCY OF SAID CURVE; NO. 7-SOUTH 84°35'54" EAST, A DISTANCE OF 38.09 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE SOUTHWEST AND HAVING A RADIUS OF 75.00 FEET; NO. 8- SOUTHEASTERLY, ALONG THE ARC OF SAID CURVE, A DISTANCE OF 22.51 FEET, MAKING A CENTRAL ANGLE OF 17°11'58" AND HAVING A CHORD BEARING OF SOUTH 75°59'55" EAST AND A CHORD DISTANCE OF 22.43 FEET TO THE POINT OF TANGENCY OF SAID CURVE; NO. 9- SOUTH 67°23'56" EAST, A DISTANCE OF 215.69 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 200.00 FEET; NO. 10-SOUTHEASTERLY, ALONG THE ARC OF SAID CURVE, A DISTANCE OF 34.10 FEET, MAKING A CENTRAL ANGLE OF 09°46'05" AND HAVING A CHORD BEARING OF SOUTH 72°16'58" EAST AND A CHORD DISTANCE OF 34.06 FEET; THENCE DEPARTING FROM SAID SOUTHERLY LINE, SOUTH 02°20'19" WEST, A DISTANCE OF 256.86 FEET TO A POINT ON THE AFOREMENTIONED NORTH RIGHT OF WAY LINE OF CYPRESS PLAZA DRIVE, SAID POINT LYING ON A CURVE CONCAVE TO THE NORTHEAST AND HAVING A RADIUS OF 910.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE AND ALONG SAID NORTH RIGHT OF WAY LINE, A DISTANCE OF 480.34 FEET, MAKING A CENTRAL ANGLE OF 30°14'36" AND HAVING A CHORD BEARING OF NORTH 72°18'19" WEST AND A CHORD DISTANCE OF 474.78 FEET TO THE POINT OF TANGENCY OF SAID CURVE; THENCE NORTH 57°11'01" WEST, CONTINUING ALONG SAID NORTH RIGHT OF WAY LINE, A DISTANCE OF 209.51 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE SOUTHWEST AND HAVING A RADIUS OF 680.00 FEET; THENCE NORTHWESTERLY, ALONG THE ARC OF SAID CURVE AND CONTINUING ALONG SAID NORTH RIGHT OF WAY LINE, A DISTANCE OF 72.02 FEET, MAKING A CENTRAL ANGLE OF 06º04'05" AND HAVING A CHORD BEARING OF NORTH 60°13'03" WEST AND A CHORD DISTANCE OF 71.98 FEET, TO THE POINT OF BEGINNING. CONTAINING 166,04l SQUARE FEET, OR, 3.81 ACRES, MORE OR LESS.

EXHIBIT C
PLANS AND SPECIFICATIONS
Plans prepared by The Stellar Group, dated 5/9/00, Job No. ________________________.

EXHIBIT D
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
     THIS AGREEMENT, made as of the ______ day of May, 2000, between FIRST UNION NATIONAL BANK, a national banking association, whose address is 214 North Hogan Street, Sixth Floor, Jacksonville, Florida 32202, (hereinafter called “Mortgagee”), HGL PROPERTIES L.P., LTD., a Florida corporation, whose address is 8120 Nations Way, Suite 202, Jacksonville, Florida 32256 (hereinafter called “Landlord”) and NATIONAL MORTGAGE CENTER, LLC, a Delaware limited liability company, whose address is 8201 Cypress Plaza Drive, Suite 101, Jacksonville, Florida 32256 (hereinafter called “Tenant”).
WITNESSETH:
     WHEREAS, Mortgagee has made or is about to make a loan to Landlord secured by a mortgage (hereinafter called the “Mortgage”) covering a parcel of land owned by Landlord and more particularly described on Exhibit “A” attached hereto (hereinafter called the “Mortgaged Property”); and
     WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant, or their predecessors in interest dated as of May 15, 2000, and amended, as follows:
NONE
(hereinafter collectively called the “Lease”), Landlord leased to Tenant a portion of the Mortgaged Property (said portion being hereinafter called the “Leased Premises”); and
     WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and
     WHEREAS, Mortgagee is unwilling to make said loan to the Landlord unless the Lease is subordinate to the lien of the Mortgage; and
     WHEREAS, the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage placed upon Landlord’s interest in the Leased Premises if and when a non- disturbance agreement is entered into with respect to such mortgage; and
     WHEREAS, the parties hereto desire to effect the subordination of the Lease to the lien of the Mortgage and to provide for the non-disturbance of Tenant by Mortgagee.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
I.	Mortgagee hereby consents to and approves the Lease.
1.	Tenant covenants and agrees with Mortgagee that the Lease is hereby made and shall continue hereafter to be subject and subordinate to the lien of the Mortgage (as same may be modified and extended) subject to the provisions of this Agreement.

2.	Tenant certifies that the Lease is presently in full force and effect.

3.	Mortgagee agrees that so long as the Lease shall be in full force and effect and Tenant is not in default thereunder beyond any applicable cure period:
A.	Except as required by applicable law governing foreclosures and/or sales pursuant to power of sale, Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligation secured thereby.

B.	The possession by Tenant of the Leased Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise adversely affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given to Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.
4.	Mortgagee hereby acknowledges and agrees that all fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant and installed in or on the Leased Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant and may, subject to the provisions of the Lease, be removed by Tenant at any time provided Tenant repairs any damage caused by such removal. In no event (including a default under the Lease or Mortgage) shall Mortgagee have any liens, rights or claims in Tenant’s fixtures and equipment whether or not all or any part thereof shall be deemed fixtures; and Mortgagee

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expressly waives all rights of levy, distraint, or execution with respect to said fixtures and equipment arising out of the Mortgage.
5.	If Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as Tenant thereunder, and the then owner of the Mortgaged Property, as Landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:
A.	Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the option periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as Landlord under the Lease, and

B.	If Tenant is not in default under the Lease beyond any applicable cure period, such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the option periods, if Tenant elects or has elected to exercise it options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform, provided, however, that Mortgagee or any successor or assignee of Mortgagee shall not (i) be bound by any prepayment of rent or additional rent, deposit, rental security, or any other sum paid to any prior landlord under the Lease including, without limitation, the Landlord, unless received and receipted for by Mortgagee or its successor or assignee; (ii) be personally liable under the Lease, and Mortgagee’s or its successor’s or assignee’s liability under the Lease shall be limited to the interest of Mortgagee or its successor or assignee in the Premises; (iii) be liable for any act or omission of any prior landlord under the Lease, including, without limitation, the Landlord, except for-any continuing act or omission of which Mortgagee had notice and failed to cure; (iv) be subject to any offsets or defenses which Tenant may have against any prior landlord under the Lease, including Landlord, except for any offsets or defenses related to any continuing act or omission of which Mortgagee had notice and failed to cure; and (v) be bound by any amendment or modification of the Lease made in violation of this Agreement.
6.	After notice is given to Tenant by Mortgagee that the rentals due under the Lease are to be paid to Mortgagee, Tenant shall pay to Mortgagee all rentals due to Landlord under the Lease. Landlord hereby expressly authorizes Tenant to make such

3

payments to Mortgagee and hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments.
7.	Tenant shall give Mortgagee written notice of any default by Landlord under the Lease. Mortgagee shall have the same period of time provided Landlord under the Lease within which to cure such default.

8.	Landlord and Tenant shall not enter into any agreement that provides for a termination or surrender of the Lease (except as provided in the Lease), reduction in rent, or any other material modification of the Lease which affects the primary term of the Lease or makes the Landlord’s obligations thereunder more onerous, without the written consent of Mortgagee.

9.	Tenant shall not pay an installment of rent more than thirty (30) days prior to the due date.

10.	Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid (a) if to Mortgagee, at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, (b) if to Tenant, attention of the Director of Real Estate of Tenant, at the address of Tenant as hereinabove set forth, or at such other address as Tenant may designate by notice, or (c) if to Landlord, at the address of Landlord hereinabove set forth, or at such other address as Landlord may designate by notice.

11.	This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

12.	This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

13.	This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

	WITNESSES:		“MORTGAGEE”

	As to Mortgagee:	FIRST UNION NATIONAL BANK, a national banking association

By:

Print:

			Its:		President

Print:

	As to Landlord:		“LANDLORD”

HGL PROPERTIES L.P., LTD., a Florida limited partnership

			By:	HGL PROPERTIES G.P., INC. a Florida corporation

By:

Print:					William W. Stout
Vice President

Print:

	As to Tenant:		“TENANT”

NATIONAL MORTGAGE CENTER, LLC, a Delaware limited liability company

By:

Print:				Patrick J. McEnerney

Its:

Print:

5

STATE OF FLORIDA	)
) SS
COUNTY OF DUVAL	)
     The foregoing instrument was acknowledged before me this ____ day of May, 2000, by _________________________________, as _________________ of FIRST UNION NATIONAL BANK, a national banking association, on behalf of the association.

(Print Name _____________________________)
NOTARY PUBLIC
State of Florida at Large
Commission # _____________________________
My Commission Expires:
Personally Known __________________
or Produced I.D. __________________
[check one of the above]

Type of Identification Produced

STATE OF FLORIDA	)
) SS
COUNTY OF DUVAL	)
     The foregoing instrument was acknowledged before me this ____ day of May, 2000, by William W. Stout, as Vice President of HGL Properties G.P., Inc., a Florida corporation, as general partner of HGL Properties L.P., Ltd., a Florida limited partnership, on behalf of the partnership.

(Print Name _____________________________)
NOTARY PUBLIC
State of Florida at Large
Commission # _____________________________
My Commission Expires:
Personally Known __________________
or Produced I.D.__________________
[check one of the above]

Type of Identification Produced

6

STATE OF _______________	)
) SS
COUNTY OF _________________	)
     The foregoing instrument was acknowledged before me this ____ day of May, 2000, by Patrick J. McEnerney, as __________________________________________ of NATIONAL MORTGAGE CENTER, LLC, a Delaware limited liability company, on behalf of the company.

(Print Name _____________________________)
NOTARY PUBLIC
State of _____________________________
Commission # _____________________________
My Commission Expires:

Personally Known __________________
or Produced I.D. __________________
[check one of the above]

Type of Identification Produced

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EXHIBIT E
RULES AND REGULATIONS
     1. Tenant, its officers, agents, servants, and employees shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Building or Warehouse, or place, empty or throw away any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees.
     2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises shall be restricted to time, method and routing of movement as reasonably determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to Property, Leased Premises and Building with respect to such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, Leased Premises or Warehouse facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment, any other heavy equipment or machines shall be moved into Leased Premises or Building only with Landlord’s written consent and placed where directed by Landlord.
     3. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Leased Premises, regardless of how or when loss occurs.
     4. Tenant, its officers, agents, servants, and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises any inflammable fluids or explosives without written permission of Landlord.
     5. Tenant, its officers, agents, servants or employees shall not use Leased Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of Landlord.
     6. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect or animal, or any vehicle without the prior written consent of Landlord. Wheelchairs are excepted.
     7. No additional locks shall be placed on any door in Building without the prior written consent of Landlord. Landlord will furnish two (2) keys to each lock on doors in the Leased Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant’s expense. Landlord may at all times keep a pass key to the Leased Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

     8. Tenant, its officers, agents, servants or employees shall do no painting or decorating in Leased Premises, or mark, paint or cut into, nor in any way deface any part of Leased Premises or Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.
     9. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound-producing instrument or device which may be heard outside Leased Premises, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.
     10. Tenant, its officers, agents, servants and employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant. Each tenant, before the closing of the day and leaving the said Premises shall see that all doors are locked.
     11. All plate and other glass now in Leased Premises or Building which is broken through causes attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees shall be replaced by and at the expense of Tenant under the direction of Landlord.
     12. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Leased Premises.
     13. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.
     14. All electrical and mechanical contractors and/or technicians performing work for Tenant within the Leased Premises, Building or garage facilities which will affect the Building envelope shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones and other communication equipment, electrical devices and attachments and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, Leased Premises or Warehouse facilities. None of this work shall be done by Tenant without Landlord’s prior written approval, which shall not be unreasonably withheld.
     15. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, without the prior written consent of Landlord.

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     16. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of Tenant shall go upon the roof of the Building without the written consent of the Landlord.
     17. In the event Tenant must dispose of crates, boxes, etc. which will not fit into wastepaper baskets, it will be the responsibility of Tenant to dispose of same properly.
     18. If the Leased Premises demised to Tenant becomes infested with vermin, such Tenant, at its sole cost and expense, shall cause its Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.
     19. Tenant shall not install any antenna or aerial wires, radio or television equipment or any other type of equipment inside or outside of the Building without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.
     20. Tenant shall not make or permit any use of the Leased Premises, Building or Warehouse facilities which directly or indirectly is forbidden by law, ordinance or governmental or municipal regulation, code or order or which may be disreputable or dangerous to life, limb or property.
     21. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping materials without Landlord’s express consent in writing.
     22. Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to create any nuisance or interfere with, annoy or disturb any other tenant or Landlord in its operation of this Building or commit waste or suffer or permit waste to be committed in Leased Premises.
     23. The Tenant, without the prior written consent of Landlord, shall not lay linoleum or other similar floor covering.
     24. No outside storage of any material, including, but not limited to, trash (except in approved containers), pallets or disabled vehicles, etc., will be permitted.

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ADDENDUM
          I. Base Rent Schedule
     The Monthly Base Rent and monthly estimated Operating Costs are as follows:

		Est. *	Est. *
DATE	Base Rent	Operating Costs	Total (inc. tax)
8-1-00 to 12-31-00	$18,287.50	$2,078.13	$21,689.39
1-1-01 to 7-31-01	$18,287.50	*	*
8-1-01 to 7-31-02	$18,653.25	*	*
8-1-02 to 7-31-03	$19,026.32	*	*
8-1-03 to 7-31-04	$19,406.84	*	*
8-1-04 to 7-31-05	$19,794.98	*	*

*	The charge for Operating Costs is based on 2000 estimates. Actual Operating Costs may change in accordance with Paragraph 2 of the Lease. Accordingly, no Estimated Operating Costs or Estimated Total figures are provided for periods beginning after December 31, 2000. Further, any changes in Operating Costs charged to the Tenant will result in a change in the Florida State Sales Tax and total rent paid by Tenant.
          II. Option to Renew.
     Landlord hereby grants to Tenant one (1) option to renew this Lease for an additional five (5) year term provided Tenant is not then in default under this Lease and Tenant gives written notice to Landlord not less than one hundred twenty (120) days prior to the expiration of the original or then existing renewal term of this Lease. Monthly Base Rent shall be increased for the first year of the renewal term by two percent (2.0%) over the Monthly Base Rent charged (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof) in the final year of the original Term of this Lease. The Monthly Base Rent shall be increased for the fourth and fifth years of the renewal term by three percent (3.0%) per annum over the immediately preceding lease year. All other terms and conditions of this Lease will remain in full force and effect during the renewal term other than the requirement that Landlord provide Leasehold Improvements to the Premises as of the Commencement Date.
          III. Expansion Option.
     Landlord hereby grants to Tenant an option (the “Option”) to lease the adjoining contiguous space (Suites 106 and 107) containing 8850 rentable square feet (“Option Space”), which option shall begin on the Commencement Date and shall expire, if not sooner exercised, at 5:00 p.m. (est.) on April 1, 2001. To exercise this Option, Tenant must provide written notice to Landlord not later than April 1, 2001 of its exercise of the Option to lease the Option Space in which event Landlord shall make all necessary leasehold improvements thereto at Landlord’s cost and expense providing that Tenant shall be required to reimburse Landlord before occupancy for the cost thereof in excess of $24.00 per square foot. Tenant agrees to pay to Landlord together with the Base Rent, the monthly sum of $3871.88 plus sales tax thereon until either (i) Tenant has exercised the Option and Landlord has completed the leasehold improvements thereto in which event the Rent shall be the same per square foot rent as set forth in this Addendum above; (ii) Tenant’s rights to the Option Space have terminated; or (iii) Tenant has cancelled the Option by furnishing not less than ninety (90) days prior written notice of such termination and has vacated the Option Space. From the Commencement Date until July 1, 2001, Tenant may use the option space for storage purposes and for no other purpose. If Tenant has not exercised the Option in accordance herewith, Tenant’s right to use the Option Space for storage will terminate effective on midnight July 1, 2001.

FIRST AMENDMENT TO LEASE
(CYPRESS POINT BUSINESS PARK)
     THIS FIRST AMENDMENT TO LEASE is entered into as of the 28th day of November, 2001, by and between HGL PROPERTIES L.P., LTD., a Florida limited partnership (“Landlord”), and NATIONAL MORTGAGE CENTER, LLC, a Delaware limited liability company (“Tenant”). All terms not otherwise defined herein shall have the meaning assigned to them in the “Lease” (defined below).
W I T N E S S E T H
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated as of the 15th day of May, 2000, as amended by letter agreement dated the date thereof (collectively, the “Lease”), for the premises described therein and described as Suites 101 through 105 and located at 8201 Cypress Plaza Drive, Jacksonville, Florida 32256 (the “Leased Premises”); and
     WHEREAS, Tenant presently occupies approximately 19, 950 square feet (the “Original Space”) and now desires to lease additional space as, shown on Exhibit A and Landlord and Tenant have agreed to amend the Lease to subject the “Additional Space” (defined below) to the Lease, all upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective February 1, 2001 (unless otherwise set forth herein to the contrary), Landlord and Tenant agree that the Lease is hereby amended as follows:
     (a) The term “Leased Premises” as defined in the Lease shall include the Original Space and space designated as Suites 104 through 108 located at 8211 Cypress Plaza Drive, Jacksonville, Florida 32256, as more particularly delineated on Exhibit A attached hereto (the “Additional Space”) containing 19,475 square feet of leasable area, thereby increasing the total leasable area of the Leased Premises to 39,425 square feet. All charges that are due and payable under the Lease based upon the square footage of the Leased Premises shall be based on a total of 39,425 square feet as of February 1, 2002.
     (b) The term “Building” shall mean Buildings 8201 and 8211.

     (c) Paragraphs II and III of the Addendum to Lease are hereby deleted in their entirety.
     (d) Effective the date hereof, the Commencement Date as set forth in Paragraph 4 of the Lease with respect to the Additional Space shall be February 1, 2002. In addition, Landlord shall construct Leasehold Improvements to the Additional Space pursuant to the provisions of Paragraph 4 of the Lease in accordance with the plans and specifications dated November 21, 2001, prepared by The Stellar Group, as may be modified by mutual agreement of the Landlord and Tenant.
     (e) Tenant’s pro rata share of Operating Costs as set forth in Paragraph 1(c) of the Lease shall be 59.3%.
     (f) Tenant and Landlord covenant, represent, and warrant to each other that neither party has had any dealings or negotiations with any Broker or Agent in connection with the consummation of this First Amendment, and Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through either party by any broker or agent with respect to this First Amendment or the negotiation thereof.
     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5.  To the extent the provisions of Lease and this First Amendment are inconsistent, the provisions of this First Amendment shall supersede and control.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., LTD.
a Florida limited partnership

	By:	HGL PROPERTIES G.P., INC.
/s/ Lynda D. Holtsinger		a Florida corporation
(Print Name) Lynda D. Holtsinger
	By:	/s/ William W. Stout

William W. Stout
Its Vice President
/s/ E. Michael Holtsinger
(Print Name) E. Michael Holtsinger		(Corporate Seal)

“LANDLORD”

NATIONAL MORTGAGE CENTER,
a Delaware limited liability company

/s/ Molly Brito	By:	/s/ Patrick J. McEnerney

(Print Name) Molly Brito		(Print Name) Patrick J. McEnerney
Its President
/s/ Marcia B. Sherman
(Print Name) Marcia B. Sherman		(Corporate Seal)

“TENANT”

EXISTING DOOR (TYP.)
EXISTING WALL
OFFICE
STORAGE
VIEW WINDOW
11'-10 1/2"
OPEN OFFICE SPACE
EXISTING WALL AND DOORS (TYP.)
A
B
C
6
7
8

FLOOR PLAN
1/8"=1'-0"

KEY PLAN
N.T.S.

THE STELLAR GROUP

CYPRESS POINT BUSINESS PARK
H.G.L. PHASE II TENANT IMPROVEMENT (ALLIANCE)
JACKSONVILLE, FLORIDA

FLOOR PLAN AND DETAILS

JOB NO.	000891
DRAWN	BJF
CHECKED	PJK
SCALE	AS SHOWN

A101

EXHIBIT B
I. Base Rent Schedule
     The Monthly Base Rent and monthly estimated Operating Costs are as follows:

		Est. *	Est. *
DATE	Base Rent	Operating Costs	Total (inc. tax)
12-01-01 to 01-31-02	$18,653.25	$4,303.00	$24,563.19
02-01-02 to 07-31-02	36,862.38	9,137.00	49,219.34
08-01-02 to 07-31-03	37,599.62	*	*
08-01-03 to 07-31-04	38,351.61	*	*
08-01-04 to 07-31-05	39,118.64	*	*

*	The charge for Operating Costs is based on calendar year 2001 and 2002 estimates. Actual Operating Costs will change in accordance with Paragraph 2 of the Lease. Accordingly, no Estimated Operating Costs or Estimated Total figures are provided for periods beginning after July 31, 2002. Further, any changes in Operating Costs charged to the Tenant will result in a change in the Florida State Sales Tax (currently 7%) and total rent paid by Tenant.
          II. Options to Renew.
     (a) Landlord hereby grants to Tenant one (1) option to renew this Lease for an additional seven (7) month term provided Tenant is not then in default under this Lease and Alliance Mortgage Company is not then in default under the Lease Agreement dated May 14, 1998, with Landlord covering the space located at 8100 Nations Way (the “Nations Way Lease”), the Nations Way Lease is in full force and effect and Tenant gives written notice to Landlord not less than one hundred twenty (120) days prior to the expiration of the original term of this Lease. Monthly Base Rent shall be equal to the Monthly Base Rent charged (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof) in the final year of the original Term of this Lease.
     (b) Landlord hereby grants to Tenant one (1) option to renew this Lease for an additional five (5) year term following the expiration of the extended term set forth in subparagraph (a) above provided Tenant is not then in default under this Lease and Tenant gives written notice to Landlord not less than one hundred twenty (120) days prior to the expiration of the extended term of this Lease. Monthly Base Rent shall be increased for the first year of the renewal term by two percent (2.0%) over the Monthly Base Rent charged (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof) in the final year of the original Term of this Lease. The Monthly Base Rent shall be increased for the fourth and fifth years of the renewal term by three percent (3.0%) per annum over the immediately preceding lease year. All other terms and conditions of this Lease will remain in full force and effect during the renewal term other than the requirement that Landlord provide Leasehold Improvements to the Premises as of the Commencement Date.

SECOND AMENDMENT TO LEASE
(CYPRESS POINT BUSINESS PARK)
(8201 and 8211 Cypress Plaza Drive)
     THIS SECOND AMENDMENT TO LEASE is entered into this 30 day of September, 2003, by and between HGL PROPERTIES L.P., LTD., a Florida limited partnership (“Landlord”), and NATIONAL MORTGAGE CENTER, LLC, now known as EVERBANC MORTGAGE COMPANY, LLC, a Delaware limited liability company (“Tenant”). All terms not otherwise defined herein shall have the meaning assigned to them in the “Lease” (defined below).
W I T N E S S E T H
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated May 15, 2000, as amended by letter agreement dated the date thereof and First Amendment to Lease dated November 28, 2001 (collectively, the “Lease”), for the premises described therein and located at 8201 and 8211 Cypress Plaza Drive, Jacksonville, Florida 32256 (the “Leased Premises”); and
     WHEREAS, Tenant presently occupies approximately 19,950 square feet in the Building located at 8201 Cypress Plaza Drive (the “the 8201 Space”) and approximately 19,475 square feet in the Building located at 8211 Cypress Plaza Drive (the “8211 Space”).
     WHEREAS, affiliates of Landlord and Tenant have this date entered into a lease for space to be constructed at 8200 Nations Way (the “8200 Lease”) and, as an inducement to enter into the 8200 Lease, Landlord and Tenant have agreed to amend this Lease to extend the term and to provide and early termination option as to the 8211 Space, all upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is hereby amended as follows:
     (a) Tenant hereby exercises the second option to extend the Lease as provided therein so as to make the expiration of the term of the Lease coterminous with the later to occur of June 31, 2011 or the expiration of the initial term of the 8200 Lease. Base Monthly Rent shall be as set forth on Exhibit A attached hereto and made a part hereof. Landlord grants to Tenant two (2) options to renew the Lease for an additional five (5) year term on the terms set forth on Exhibit A. All other options to renew, if any, contained in the Lease are hereby terminated.

     (b) Landlord agrees, at its sole cost and expense, to construct the additional parking spaces depicted on Exhibit B attached hereto as soon as reasonably practicable after Landlord has secured the necessary governmental approvals therefor.
     (c) Provided neither Tenant nor any of its affiliates are in default under any lease with Landlord or its affiliates and Tenant has taken occupancy of the premises under the 8200 Lease, Tenant is hereby granted the option to terminate the Lease as to the 8211 Space effective no earlier than June 30, 2004, but in no event later than July 31, 2006, by giving Landlord two (2) months prior written notice of Tenant’s exercise of such option.
     (d) Upon the effective date of the early termination of the Lease (the “effective date”) as to the 8211 Space as provided in subparagraph (b) above, the Lease shall be amended as follows:
          (i) the term “Leased Premises” as defined in the Lease shall include only the 8201 Space as more particularly delineated on Exhibit C attached hereto containing 19,950 square feet of leasable area. All charges that are due and payable under the Lease based upon the square footage of the Leased Premises shall be based on a total of 19,950 square feet as of the effective date.
          (ii) The term “Building” shall mean Building 8201.
          (iii) Paragraph I of Exhibit A attached hereto is deleted in its entirety and the provisions set forth on Exhibit D attached hereto are inserted in lieu thereof.
          (iv) Tenant’s pro rata share of Operating Costs as set forth in Paragraph 1(c) of the Lease shall be 30%.
     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5. To the extent the provisions of the Lease and this Second Amendment are inconsistent, the provisions of this Second Amendment shall supersede and control.
(remainder of page left blank)

2

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., Ltd. a Florida limited partnership

/s/ E. Michael Holtsinger	By: HGL PROPERTIES G.P., INC a Florida corporation, general partner
(Print Name) E. Michael Holtsinger

	By:	/s/ William W. Stout

William W. Stout Its Vice President

/s/ Mark A. Reinsch (Print Name) Mark A. Reinsch		(Corporate Seal)

“LANDLORD”

EVERBANC MORTGAGE COMPANY, LLC, a Delaware limited liability company

/s/ Katherine P. Bryant	By:	/s/ [ILLEGIBLE]

(Print Name) Katherine P. Bryant		(Print Name)
Its
/s/ Guilene Guilherm
(Print Name) Guilene Guilherm	(Corporate Seal) “TENANT”

3

EXHIBIT A
I. Base Rent Schedule
Alliance Mortgage Company Lease on 8201 and 8211 Cypress Plaza Blvd.
The Monthly Base Rent is as follows:

Base Monthly Rent
Date	(not including sales tax)
08-01-02 to 07-31-03	37,599.62
08-01-03 to 07-31-04	38,351.61
08-01-04 to 07-31-05	39,118.64
08-01-05 to 07-31-06	39,901.01
08-01-06 to 07-31-07	40,699.03
08-01-07 to 07-31-08	41,513.02
08-01-08 to 07-31-09	42,758.40
08-01-09 to 07-31-10	44,041.15
08-01-10 to 06-30-11 (est.)	45,362.39
II. Options to Renew.
     Landlord hereby grants to Tenant two (2) options to renew this Lease for an additional five (5) year term each following the expiration of the immediately preceding term provided Tenant is not then in default under this Lease and Tenant gives written notice to Landlord not less than one hundred twenty (120) days prior to the expiration of the extended term of this Lease. Monthly Base Rent shall be increased for the first year of the renewal term by one and one-half per cent (1.5%) over the Monthly Base Rent charged (not including abatements in rent for reason other than a permanent taking by way of condemnation or deed in lieu thereof) in the final year of the original Term of this Lease, Monthly Base Rent shall increase for each of the second through fifth years of the renewal by one and one-half per cent (1.5%) over the immediately preceding lease year. All other terms and conditions of this Lease will remain in full force and effect during the renewal term other than the requirement that Landlord provide Leasehold Improvements to the Premises as of the Commencement Date.

4

EXHIBIT B
(Sketch of additional parking spaces)

5

EXHIBIT C
(Sketch of Premises if early termination option exercised)

LAKE SIDE ELEVATION

380'-0"
80'-0"
100'-0"
N

FLOOR PLAN

CYPRESS POINT BUSINESS PARK – BUILDING ONE

PHASE II

JACKSONVILLE, FLORIDA

6

EXHIBIT D
If the termination option is exercised, the Monthly Base Rent as to the 8201 space will be as follows:

Base Monthly Rent
Date	(not including sales tax)
07-01-04 to 07-31-04	19,406.84
08-01-04 to 07-31-05	19,794.97
08-01-05 to 07-31-06	20,190.87
08-01-06 to 07-31-07	20,594.69
08-01-07 to 07-31-08	21,006.59
08-01-08 to 07-31-09	21,636.78
08-01-09 to 07-31-10	22,285.88
08-01-10 to 06-30-11 (est.)	22,954.46

7

THIRD AMENDMENT TO LEASE
(CYPRESS POINT BUSINESS PARK)
(8201 and 8211 Cypress Plaza Drive)
     THIS THIRD AMENDMENT TO LEASE is entered into this 17th day of March, 2004, by and between HGL PROPERTIES L.P., LTD., a Florida limited partnership (“Landlord”), and PRICELINE MORTGAGE COMPANY, LLC, Delaware limited liability company, formerly known as EVERBANC MORTGAGE COMPANY, LLC (“Tenant”). All terms not otherwise defined herein shall have the meaning assigned to them in the “Lease” (defined below).
W I T N E S S E T H
     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated May 15, 2000, as amended by letter agreement dated the date thereof, First Amendment to Lease dated November 28, 2001 and Second Amendment to Lease (the “Second Amendment”) dated September 30, 2003 (collectively, the “Lease”), for the premises described therein and located at 8201 and 8211 Cypress Plaza Drive, Jacksonville, Florida 32256 (the “Leased Premises”); and
     WHEREAS, Tenant presently occupies approximately 19,950 square feet in the Building located at 8201 Cypress Plaza Drive (the “the 8201 Space”) and approximately 19,475 square feet in the Building located at 8211 Cypress Plaza Drive (the “8211 Space”).
     WHEREAS, affiliates of Landlord and Tenant have this date amended the Lease Agreement dated September 30, 2003 for space at 8200 Nations Way (the “8200 Lease”) and, as an inducement to amend the 8200 Lease, Landlord and Tenant have agreed to amend this Lease to eliminate the early termination option as to the 8211 Space, all upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is hereby amended to delete in its entirety subparagraphs 2 (c) and (d) of the Second Amendment (the“Early Termination Option”) thereby eliminating the Early Termination Option.
     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. To the extent the provisions of the Lease and this Third Amendment are inconsistent, the provisions of this Third Amendment shall supersede and control.
           IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered in the presence of:	HGL PROPERTIES L.P., Ltd. a Florida limited partnership

/s/ Guilene Guilhem	By: HGL PROPERTIES G.P., INC.
(Print Name) Guilene Guilhem		a Florida corporation, general partner

	By:	/s/ William W. Stout

William W. Stout Its Vice President

/s/ William R. Glatt		(Corporate Seal)
(Print Name) William R. Glatt
“LANDLORD”

PRICELINE MORTGAGE COMPANY, LLC, a Delaware limited liability company

/s/ Natalie Saputo	By:	/s/ Alicia Westhoff Reid

(Print Name) Natalie Saputo		(Print Name) Alicia Westhoff Reid
Its VP

/s/ Susan Kendall Foster
(Print Name) Susan Kendall Foster		(Corporate Seal)

“TENANT”

2

FOURTH AMENDMENT TO LEASE
(CYPRESS POINT BUSINESS PARK)
(8201 and 8211 Cypress Plaza Drive)
     THIS FOURTH AMENDMENT TO LEASE is entered into this 28th day of July, 2005, by and between HGL PROPERTIES L.P., LTD., a Florida limited partnership (“Landlord”), and EVERBANK, a federally chartered savings bank, formerly known as FIRST ALLIANCE BANK (“Tenant”). All terms not otherwise defined herein shall have the meaning assigned to them in the “Lease” (defined below).
W I T N E S S E T H
     WHEREAS, ALLIANCE MORTGAGE COMPANY (“AMC”) and Landlord entered into that certain Lease Agreement dated August 24, 2000, as amended by letter agreement dated August 24, 2000, First Amendment to Lease dated August 1, 2001 (“First Amendment”). Second Amendment to Lease (the “Second Amendment”) dated September 30, 2003, and Third Amendment to Lease dated March 12, 2004 (collectively, the “Lease”) as assigned by AMC to Tenant pursuant Assignment and Assumption of Lease Agreement dated September 30, 2003, for the premises described therein and located at 8201 and 8211 Cypress Plaza Drive, Jacksonville, Florida 32256 (the “Leased Premises”); and
     WHEREAS, Tenant presently occupies approximately 8,850 square feet in the Building located at 8201 Cypress Plaza Drive (the A8201 Space@) and approximately 12,825 square feet in the Building located at 8211 Cypress Plaza Drive (the “8211 Space”) and Landlord and Tenant have agreed to amend the Lease to subject Suite 108 located within the Building located at 8201 Cypress Plaza Drive containing 5400 square feet of leaseable area (the “Additional Space”), to the terms of the Lease, all upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. The recitals set forth above are hereby incorporated herein as if again set forth in their entirety.
     2. Effective the date hereof, Landlord and Tenant agree that the Lease is hereby amended as follows:
     (a) The term “Leased Premises” as defined in the Lease shall include the 8201 Space, the 8211 Space and the Additional Space, thereby increasing the total net leaseable area of the Leased Premises to 27,075 square feet. All charges that are due and payable under the Lease based upon the square footage of the Leased Premises shall be

1

based on a total of 27,075 square feet as of January 1, 2006.
     (b) Paragraph 1 of the Addendum to Lease (as modified by the First Amendment) is hereby deleted in its entirety and the provisions set forth on Exhibit B attached hereto are inserted in lieu thereof.
     (c) The Commencement Date as set forth in Paragraph 4 of the Lease with respect to the Additional Space shall be January 1, 2006, and the term of the Lease as to the Leased Premises shall expire on June 30, 2011. Notwithstanding the foregoing, Landlord hereby grants permission to Tenant to occupy the Additional Space without payment of rent or operating expenses for the period commencing on August 1, 2005 and expiring on December 31, 2005. Further, Landlord shall not be required to make any tenant improvements to the space and Tenant agrees to accept the space “As Is”, subject to the respective maintenance obligations set forth in the Lease.
     (e) Tenant=s pro rata share of Operating Costs as set forth in Paragraph 1(c) of the Lease shall be 40.72%.
     (f) Tenant and Landlord covenant, represent, and warrant to each other that neither party has had any dealings or negotiations with any Broker or Agent in connection with the consummation of this Fourth Amendment, and Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, and on appeal) or liability for any compensation, commissions, or charges claimed through either party by any broker or agent with respect to this Fourth Amendment or the negotiation thereof.
     3. Except as specifically modified and amended herein, all of the terms, provisions, covenants, and conditions of the Lease shall remain unmodified and in full force and effect as written.
     4. This Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5. To the extent the provisions of the Lease and this Fourth Amendment are inconsistent, the provisions of this Fourth Amendment shall supersede and control.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth

Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered	HGL PROPERTIES L.P., LTD.
in the presence of:	a Florida limited partnership

/s/ E. Michael Holtsinger	By: HGL PROPERTIES G.P., INC.

(Print Name) E. Michael Holtsinger	a Florida corporation, general partner

	By:	/s/ William W. Stout
William W. Stout
Its Vice President
/s/ Lynda D. Holtsinger

(Print Name) Lynda D. Holtsinger		(Corporate Seal)

EVERBANK, a federally chartered savings bank

/s/ Karen M. Kelly	By:	/s/ Doug Woods

(Print Name) Karen M. Kelly		(Print Name) Doug Woods
Its EVP

/s/ Alicia Westhoff Reid

(Print Name) Alicia Westhoff Reid		(Corporate Seal)

3

EXHIBIT A
1. Base Rent Schedule for Everbank Lease of 8201 and 8211 Cypress Plaza Blvd.
The Monthly Base Rent is as follows:

Date	Base Monthly Rent (not including sales tax) in dollars
07-01-05 to 12-31-05	21,936.71
01-01-06 to 07-31-06	27,413.44
08-01-06 to 07-31-07	27,954.94
08-01-07 to 07-31-08	28,496.44
08-01-08 to 07-31-09	29,353.81
08-01-09 to 07-31-10	30,233.75
08-01-10 to 06-30-11	31,136.25

4